EXHIBIT 99.1

BioCryst Sharpens Scientific Focus on External Innovation with Wind Down of Internal Discovery Programs and Closure of Birmingham Research Facility

—Advances strategic shift toward a disciplined research model prioritizing external innovation to accelerate rare disease pipeline growth—

—Completes enrollment in Phase 3 ALPHA-ORBIT for navenibart, largest pivotal HAE study to date—

—Resolves previously disclosed manufacturing delay of ORLADEYO® (berotralstat) oral pellets; product to be available in early August—

—Improves 2026 non-GAAP operating expense guidance from $450-$470 million to $420-$440 million and reaffirms revenue guidance—

RESEARCH TRIANGLE PARK, N.C., June 29, 2026 (GLOBE NEWSWIRE) -- BioCryst Pharmaceuticals, Inc. (Nasdaq: BCRX) (“BioCryst” or the “Company”) today announced that, as part of the Company’s ongoing strategic evolution to strengthen its rare disease pipeline, it will discontinue its internal discovery programs and close its Discovery Center of Excellence facility in Birmingham, Alabama by the end of 2026.

Following a comprehensive strategic review and scientific diligence of its research capabilities, programs and priorities, BioCryst determined that prioritizing external innovation will be the most nimble and capital efficient path to building a sustainable rare disease pipeline beyond its current clinical stage programs. As a part of this strategic shift, the Company will discontinue its internal discovery programs and focus on identifying and advancing high-value opportunities through external innovation, rigorous scientific evaluation and disciplined capital allocation.

“Over the last six months, one of my top priorities has been evaluating how we can best leverage our strong financial foundation to continue building a sustainable rare disease pipeline beyond ORLADEYO, navenibart and BCX17725,” said Charlie Gayer, President and Chief Executive Officer of BioCryst. “While our internal discovery programs have played a foundational role in building the business we are today, we believe that our next phase of growth and value creation will come from a more agile, targeted approach to research. By leveraging external capabilities and partnerships, as well as our powerful rare disease commercialization engine, we can expand our opportunity set and bring new rare disease therapies to patients faster and in a more capital-efficient manner.”

“While this decision marks the end of internal discovery efforts in Birmingham, we are deeply grateful to the Birmingham team for their meaningful contributions to BioCryst’s science, and we are committed to supporting everyone affected through this transition,” continued Gayer.

Dr. Sandeep Menon, Chief Research and Development Officer of BioCryst, added, “Our diligence confirmed that BioCryst is well positioned to build a differentiated pipeline by combining scientific rigor with a broader opportunity set than was previously available to us. This approach strengthens our ability to evaluate emerging opportunities, prioritize the most compelling science, and accelerate the translation of promising discoveries into meaningful clinical programs. By broadening the universe of opportunities available to us, we believe we can build a stronger and more sustainable pipeline while maintaining focus on advancing our current clinical programs.”

Pipeline Priorities

BioCryst’s focus is on advancing two clinical-stage programs toward commercialization:

  Navenibart: Navenibart is an investigational, long-acting plasma kallikrein inhibitor being studied for the prophylaxis of hereditary angioedema (HAE). Phase 3 ALPHA-ORBIT enrollment was completed in June, putting navenibart on track to potentially be the first HAE therapy to have both 3- and 6-month dosing with efficacy evaluated through 12 months. Top-line data on both 6- and 12-month efficacy endpoints are expected in Q3 2027.
  BCX17725: BCX17725 is an investigational KLK5 inhibitor for Netherton syndrome, a severe rare skin condition with no approved targeted therapies. Dosing is ongoing in the Phase 1 Part 4 study in up to 12 patients, with proof-of-concept data expected by year-end 2026.

Additionally, BioCryst has resolved the previously disclosed manufacturing delay of ORLADEYO oral pellets for patients aged 2 to <12 years. The Company expects the product to be available in early August of 2026.

Updated 2026 Financial Outlook

As a result of these actions, BioCryst now expects full year 2026 non-GAAP operating expenses of $420–$440 million, compared to its prior guidance of $450–$470 million. With the transition to a new and more efficient operating model — including the wind down of Birmingham, Alabama discovery operations during 2026 — BioCryst expects that it will continue to lower its cost structure beyond 2026. BioCryst is reaffirming its full year 2026 ORLADEYO and total company revenue guidance provided on January 12, 2026.

Item	As of June 29, 2026	As of May 6, 2026
ORLADEYO revenue	Unchanged	$625 million to $645 million
Total revenue	Unchanged	$635 million to $660 million
Non-GAAP operating expense	$420 million to $440 million	$450 million to $470 million

About BioCryst Pharmaceuticals

BioCryst is a global biotechnology company focused on developing and commercializing medicines for hereditary angioedema (“HAE”) and other rare diseases, driven by its deep commitment to improving the lives of people living with these conditions. BioCryst has commercialized ORLADEYO® (berotralstat), the first oral, once-daily plasma kallikrein inhibitor, and is advancing a pipeline of potential first-in-class or best-in-class oral small-molecule and injectable protein therapeutics for a range of rare diseases. For more information, please visit www.biocryst.com or follow us on LinkedIn.

Non-GAAP Financial Measures

The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). We provide our non-GAAP operating expense outlook for full year 2026, which refers to our expected GAAP operating expense, excluding stock-based compensation, restructuring and transaction-related costs. We have not provided a reconciliation against the comparable forward-looking GAAP measure because we are unable to predict with reasonable certainty the full amount of stock-based compensation expense or restructuring or transaction-related costs for the full year 2026 without unreasonable effort. Stock-based compensation expense is uncertain and depends on various factors, including our future hiring and retention needs, as well as the future fair market value of our common stock, which is difficult to predict and subject to change. In addition, we are unable to predict with reasonable certainty the full amount of restructuring and transaction-related costs as the related costs are dependent on various factors that have not yet or have only recently occurred. The actual amount of stock-based compensation, restructuring and transaction-related costs for the full year 2026 could have a material impact on GAAP reported results for the guidance period.

We believe providing this non-GAAP measure is useful since it can provide management and investors greater transparency into core, ongoing operations and improve comparability across reporting periods. This non-GAAP measure also corresponds with the way we expect investors and financial analysts to compare our results.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding future results, performance or achievements, such as expected full year 2026 revenue and non-GAAP operating expenses, expectations related to the closure of the Company’s Birmingham research facility and wind-down of internal discovery programs, including statements about the nature, timing, scope, and anticipated benefits, expectations regarding the Company’s strategic shift to prioritize external innovation, including as it relates to future growth, value creation and opportunities, expectations regarding pipeline development, including potential doses and data reporting timing, statements related to the Company’s future operations, prospects and pipeline programs, and expectations related to the availability of the Company’s ORLADEYO oral pellets. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” the negative of these words or similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: BioCryst’s ability to successfully progress its pipeline development plans as described herein, including meeting the expected timelines; ongoing and future preclinical and clinical development of product candidates may take longer than expected and may not have positive results; the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results; BioCryst may not be able to enroll the required number of subjects in planned clinical trials of product candidates; BioCryst may not advance human clinical trials with product candidates as expected; the FDA or other applicable regulatory agency may require additional studies beyond the studies planned for products and product candidates, may not provide regulatory clearances which may result in delay of planned clinical trials, may not review regulatory filings on our expected timeline, may impose certain restrictions, warnings, or other requirements on products and product candidates, may impose a clinical hold with respect to product candidates, or may withhold, delay or withdraw market approval for products and product candidates; the results of BioCryst’s partnerships with third parties may not meet BioCryst’s current expectations, including that our partners may fail to reach performance milestones or achieve certain royalty thresholds under our license agreements; uncertainties related to the Company’s ability to successfully execute its plan to close the Birmingham research facility and wind-down its internal discovery programs, including the timing and costs of such actions, the ability to realize the contemplated benefits, and the potential for disruptions to BioCryst’s operations as a result; statements and projections regarding financial guidance and goals and the attainment of such goals may differ from actual results based on market factors and BioCryst’s ability to execute its operational and budget plans; and actual financial results may not be consistent with expectations, including that revenue, operating expenses and cash usage may not be within management’s expected ranges. This list is not exclusive. To see a more comprehensive list of risks, please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

Contact:

Investors:
investorrelations@biocryst.com

Media:
media@biocryst.com